UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/01/2006

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 26, 2006, the Compensation Committee of our board of directors approved the following increases to director's compensation for fiscal year 2007:

(1) The annual membership fee was increased from $18,000 to $30,000.

(2) The fee for attending a meeting was increased from $1,000 to $2,500.

A copy of the summary sheet describing approved compensation payments to the board of directors and committee members for our 2007 fiscal year is filed herewith as Exhibit 10.1.

On April 25, 2006, the Compensation Committee approved a $25,000 salary increase for Kenneth R. Lombardo, our General Counsel and Vice President-Legal, effective on May 1, 2006.

On April 25, 2006, the Compensation Committee also approved the terms and conditions of Amended and Restated Employment Agreeements, effective May 1, 2006, for Jeffrey P. Beitzel, our Chief Operating Officer, Michael H. Schoeffler, our Executive Vice President - Mergers and Acquisitions, Douglass C. Goad, Executive Vice President of our Tecstar Automotive Group ("Tecstar") subsidiary, Richard C. Anderson, Executive Vice President of Tecstar, and Joseph E. Katona III, Chief Financial Officer of Tecstar. The foregoing Employment Agreements for Messrs. Beitzel, Goad, Anderson, Schoeffler and Katona supercede and replace their Employment Agreements dated March 3, 2005 (each a "Prior Employment Agreement"). In addition, on April 25, 2006, the Compensation Committee approved the terms and conditions of an Employment Agreement with Bradley J. Timon, our Controller.

The material terms and conditions of the Employment Agreements and, if applicable, changes from the Prior Employment Agreements include:

(1) The employment agreements do not provide for a specific term of employment. Rather, either the company or the employee can terminate the agreement for any reason upon thirty days prior written notice. Also, the company may terminate the agreement effective immediately for cause.

(2) The base salary for Mr. Bietzel is $725,000, an increase of $25,000 from his base salary under his Prior Employment Agreement; the base salary for Messrs. Schoeffler, Goad and Anderson is $550,000, the same as under their Prior Employment Agreement; the base salary for Mr. Katona is $180,000, an increase of $40,000 from his Prior Employment Agreement; and the base salary for Mr. Timon is $160,000, the same as his prior base salary.

(3) Each of the employees are eligible for: (i) the same fringe benefits that we generally make available to our executive officers; (ii) term life insurance of at least $1,000,000 and supplemental long-term disability coverage; (iii) four weeks paid vacation per year for Mr. Beitzel and three weeks paid vacation per year for each of the other employees; (iv) paid sick leave; (v) the choice of the use of a company owned or lease vehicle or a car allowance of $1,000 per month for Mr. Beitzel and $700 per month for each of the other employees; and (v) the right to participate in each incentive compensation plan that we adopt from time to time and offer to our executive officers including, cash bonus and stock based incentive awards. In addition, consistent with Mr. Beitzel's Prior Employment Agreement, Mr. Beitzel is entitled to receive from the Company a fully paid membership (including initial assessment, monthly dues and other mandatory fees imposed on the members) in such golf and social clubs that Mr. Beitzel deems appropriate and useful and personal umbrella insurance coverage, paid for by the Company, in an amount not less than $10,000,000.

(4) Subject to certain terms and conditions described in each employment agreement, if the company terminates the employee's employment for any reason other than cause, then the employee is entitled to receive the following severance benefits: (i) for Messrs. Beitzel, Goad, Anderson and Schoeffler, a lump sum cash payment equal to two times the employee's base salary and continuation of medical benefits and term insurance for a period of two years; for Messrs. Katona and Timon, a lump sum cash payment equal to the employee's base salary and continuation of medical benefits and term insurance for a period of one year, (ii) accelerated vesting of all outstanding stock options and other incentive compensation awards, and (iii) limited tax gross up payments to the extent the aggregate severance benefits are subject to excise taxes imposed by Section 280G of the Internal Revenue Code. The foregoing severance benefits will not be provided if the employee's employment is terminated by the company for cause or if the employee voluntary terminates his employment without good reason.

The foregoing descriptions of the terms and conditions of the employment agreements are qualified by reference to the complete terms of those agreements, copies of which are filed herewith as Exhibits 10.2 through 10.7.

Other material changes from the Prior Employment Agreements for Messrs. Goad, Anderson and Schoeffler include: (i) the Company is no longer obligated to provide the employee with (A) a company paid membership in a country club, social club and/or golf club, (ii) company paid personal tax preparation services,and (iii) company paid personal umbrella insuarnce coverage. In addition, for Messrs. Beitzel, Goad, Anderson and Schoeffler, the company's obligation to continue to pay employees salary and provide benefits for a period of five years in the event of the employee's disability has been terminated.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Summary of Approved Director Compensation for Fiscal Year 2007

10.2 Amended and Restated Employment Agreement, effective May 1, 2006, by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Jeffrey P. Beitzel.

10.3 Amended and Restated Employment Agreement, effective May 1, 2006, by and between Tecstar Automotive Group, Inc. and Douglass C. Goad.

10.4 Amended and Restated Employment, effective May 1, 2006, by and between Tecstar Automotive Group, Inc. and Richard C. Anderson.

10.5 Amended and Restated Employment, effective May 1, 2006, by and between Tecstar Automotive Group, Inc. and Joseph E. Katona III.

10.6 Amended and Restated Employment Agreement, effective May 1, 2006, by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Michael H. Schoeffler.

10.7 Amended and Restated Employment Agreement, effective May 1, 2006, by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Bradley J. Timon.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: June 01, 2006	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Directors Compensation Summary
EX-10.2	Jeffrey P. Beitzel Employment Agreement
EX-10.3	Douglass C. Goad Employment Agreement
EX-10.4	Richard C. Anderson Employment Agreement
EX-10.5	Joseph E. Katona Employment Agreement
EX-10.6	Michael H. Schoeffler Employment Agreement
EX-10.7	Bradley J. Timon Employment Agreement